Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Initiates $200 Million in Accelerated Share Repurchase Agreements

MOUNTAIN VIEW, Calif. – Dec. 9, 2015 – Synopsys, Inc. (Nasdaq: SNPS) today announced that it has entered into accelerated share repurchase agreements (ASRs) with Wells Fargo Bank NA and HSBC to repurchase an aggregate of $200 million of Synopsys stock.

Under the terms of the ASRs, Synopsys will receive an aggregate initial share delivery of approximately 3.5 million shares, with the remainder to be settled on or before April 29, 2016, upon completion of the repurchase. The specific number of shares that Synopsys ultimately repurchases under the ASRs will be based on Synopsys’ volume-weighted average share price during the repurchase period, less a discount.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 16th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the expected settlement of the ASRs. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, among others: the market price of Synopsys common stock during the repurchase period; the ability of Wells Fargo Bank NA or HSBC to buy or borrow shares of Synopsys common stock; and the impact of global and regional economic and market conditions, including illiquidity and other risks of instability in the banking and financial services industry. Other risks and uncertainties that may apply are set forth in the Risk Factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

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